EXHIBIT 1(b)

Resolution of Board of Directors of Ameritas Life Insurance Corp. authorizing the transfer of Carillon Account to Ameritas Life Insurance Corp.

CERTIFICATION

          I, Robert-John H. Sands, duly elected and qualified Corporate Secretary of Ameritas Life Insurance Corp., Lincoln, Nebraska, hereby certify that the attached is a true and exact copy of a resolution adopted by the Board of Directors of Ameritas Life Insurance Corp. on December 5, 2013, and that said resolution is in full force and effect.

          IN WITNESS WHEREOF, I have affixed my name as Corporate Secretary and have caused the corporate seal of said corporation to be hereunto affixed this   5th   day of December, 2013.

/s/ Robert-John H. Sands
Robert-John H. Sands, Corporate Secretary

Resolution #6

Ameritas Life

RESOLUTION #6

Amended and Restated Resolution

for

Carillon Account (Variable Annuity)

of

Ameritas Life Insurance Corp.

WHEREAS the Board of Directors has approved and adopted, contemporaneously herewith, an Agreement and Plan of Merger between Ameritas Life Insurance Corp. (the "Company") and The Union Central Life Insurance Company ("Union Central Life"), whereby, among other things, Union Central Life would merge with and into the Company (the "Merger"), resulting in the Company's acquisition of all the assets and liabilities of Union Central Life and the termination of Union Central Life's separate corporate existence upon the effective time of the Merger;

WHEREAS Union Central Life established the Carillon Account (the "Separate Account") on February 6, 1984, which supports issued and outstanding variable annuity contracts; and

WHEREAS by virtue of the Merger, the Separate Account will be acquired intact by the Company and will thereby become a separate account of the Company, and the variable annuity contracts then supported by the Separate Account will become contracts of the Company.

Intact Transfer of the Separate Account

NOW THEREFORE, BE IT RESOLVED that, subject to receipt of any required regulatory approvals, immediately after the Merger is consummated;

(a)	(1)

The Separate Account shall be transferred to the Company on the effective time of the Merger, shall continue as a separate account of the Company and shall be considered to have been originally established on the date shown above;

	(2)	The Separate Account shall retain its historical unit values for the variable annuity contracts supported by such Account and issued and outstanding at the time the Merger is consummated;
	(3)	The Separate Account shall be invested in the same underlying investment vehicles as it was before the Merger;
(b)

The foregoing resolution shall not affect any other separate account of the Company, and each such other separate account shall continue to be a duly authorized and validly established separate account of the Company;

(c)	The name of the Separate Account after the Merger shall remain "Carillon Account," and the Separate Account shall retain that name until and unless later changed by the Company; and
(d)

The Officers hereby are severally authorized and empowered to prepare, execute, deliver and cause to be filed on behalf of the Company and the Separate Account, to the extent required or desirable under state or federal law, any and all reports, registration statements and applications for exemptive relief or approval, including any amendments thereto, and any consents to service of process, acceleration letters and other papers and instruments on behalf of the Company and/or the Separate Account or otherwise, as may be necessary or desirable in order to carry into effect the above resolutions.

Resolution #6

Ameritas Life

Amendment and Restatement of Separate Account Resolution

WHEREAS the Board of Directors of Ameritas Life Insurance Corp. (the "Company") has concluded that, in connection with the intact transfer of the Carillon Account (the "Separate Account") to the Company, it is necessary and appropriate to amend and restate the Resolution of the Board of Directors of The Union Central Life Insurance Company ("Union Central Life") authorizing the establishment of the Separate Account, adopted at a meeting held on February 6, 1984, to include certain powers and protections in the best interests of the Company and the owners of policies supported by the Separate Account.

NOW THEREFORE, BE IT RESOLVED that effective on the effective time of the Merger, the Resolution authorizing the establishment of the Separate Account, dated February 6, 1984, is hereby amended and restated as follows:

RESOLVED that pursuant to provisions of Section 3907.15 of the Ohio Revised Code, the Executive Committee acting on behalf of the Board of Directors of The Union Central Life Insurance Company ("Union Central Life") established the Separate Account on February 6, 1984; and

FURTHER RESOLVED that pursuant to the provisions of Nebraska insurance law, the Board of Directors of the Company does hereby accept and establish the Separate Account for the purpose of providing for the issuance by the Company of variable annuity contracts, or other insurance contracts (the "Contracts"), which Separate Account shall constitute a separate account into which are allocated amounts paid to or held by the Company under such annuity contracts; and

FURTHER RESOLVED that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to any other income, gains or losses of the Company, or of any other separate account of the Company; and

FURTHER RESOLVED that the investment policy of the Separate Account shall be to invest or reinvest the assets of such account in securities issued by such investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Contracts or by the Company; and

FURTHER RESOLVED that the Separate Account shall be divided into Investment Subdivisions, and net premiums under the Contracts shall be allocated in accordance with the instructions received from owners of the Policies; and

FURTHER RESOLVED that the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of the Separate Account as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, and any Vice President, the Treasurer, or the Secretary, and each of them with full power to act without the others, be and hereby are, severally authorized to invest such amount or amounts of the Company's cash in the Separate Account or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's operations and/or meet any minimum capital requirements under the Investment Company Act of 1940; and

Resolution #6

Ameritas Life

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, any Vice President, the Treasurer or the Secretary, each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general accounts and the Separate Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED that the Board of Directors of the Company reserves the right to change the designation of the Separate Account hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, and Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be and they hereby are, severally authorized and directed to take all action necessary or appropriate to: (a) register the Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be indefinite amount, as said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Separate Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, any Vice President, the Treasurer, or the Secretary, and that each of them, with full power to act without the others, hereby are, severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Separate Account, and by the Company as sponsor and depositor, a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts and any and all amendments to the foregoing on behalf of the Separate Account and the Company, and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED that Robert G. Lange, Vice President, General Counsel and Assistant Secretary, is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, hereby is severally authorized on behalf of the Separate Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such  applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem

Resolution #6

Ameritas Life

necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications or as long as said officers or legal counsel deem it to be in the best interests of the Separate Account and the Company; and

FURTHER RESOLVED that the President, Chief Operating Officer, and Chief Executive Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of the Separate Account and the Company to execute and file irrevocable written consents on the part of the Separate Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Separate Account and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, any Vice President, Treasurer, or the Secretary and each of them, with full power to act without the others be, and hereby is severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by the Separate Account; and

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Ameritas Investment Corp. ("AIC") or any other qualified entity under which AIC or such other entity will be appointed principal underwriter and distributor for the Contracts, and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Account and the design, issuance, and administration of the Contracts; and

FURTHER RESOLVED that, because the Separate Account will invest solely in the securities issued by specific mutual fund corporations registered under the Investment Company Act of 1940, the President, the Chief Operating Officer, and Chief Executive Officer, any Vice President, the Treasurer, or the Secretary, and each of them with full power to act without the others, are hereby severally authorized to execute whatever agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED that the President, the Chief Operating Officer, and Chief Executive Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others are hereby severally authorized to execute and deliver all such agreements and documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

AMERITAS LIFE INSURANCE CORP.

Board of Directors Meeting

December 5, 2013